                                                                     EXHIBIT 5.1
                                                                     -----------


                 [LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]


                                February 1, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re: Loews Corporation, Registration Statement on Form S-3
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Ladies and Gentlemen:

      We have acted as special counsel for Loews Corporation, a Delaware corporation (the "Company"), in connection with the registration of 4,283,750 shares of Carolina Group common stock, par value $0.01 per share (the "Carolina Group tracking stock"), under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-3 filed with the Securities and Exchange Commission on February 1, 2002 pursuant to Rule 462(b) under the Securities Act (and as it may be further amended, the "Registration Statement").

      As counsel, we have examined the Registration Statement and such other documents, records and other matters as we have deemed necessary or appropriate in order to give the opinions set forth herein.

      In giving the opinions contained herein, we have relied upon representations of officers of the Company and certificates of public officials with respect to the accuracy of the material factual matters addressed by such representations and certificates. We have assumed the genuineness of all signatures or instruments submitted to us, and the conformity of certified copies submitted to us with the original documents to which such certified copies relate.

      We are members of the bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the Delaware General Corporation Law and the laws of the State of New York.

      Based upon and subject to the foregoing, it is our opinion that:

      1. the Company is a duly organized and validly existing corporation under the laws of the State of Delaware;

      2. the issuance of the Carolina Group tracking stock has been duly authorized by appropriate corporate action of the Company; and

      3. when the Carolina Group tracking stock has been issued and delivered pursuant to a sale in the manner described in the Registration Statement, such Carolina Group tracking stock will be validly issued, fully paid and non-assessable.

      We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                    Very truly yours,



                                   /s/ WACHTELL, LIPTON, ROSEN & KATZ